Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530

FOR IMMEDIATE RELEASE

PACCAR Achieves Record Quarterly Profit

Strong North American and European Truck Markets Drive Excellent Results

July 28, 2015, Bellevue, Washington – “PACCAR (Nasdaq:PCAR) achieved record quarterly net income in the second quarter of 2015,” said Ron Armstrong, chief executive officer. “PACCAR’s excellent financial results reflect the benefits of increased truck sales in North America and Europe, record quarterly aftermarket parts profit and robust financial services results worldwide. I am very proud of our 24,500 employees who have delivered outstanding results to our shareholders and customers.”

PACCAR earned $447.2 million ($1.26 per diluted share) for the second quarter of 2015, an increase of 40 percent compared to $319.2 million ($.90 per diluted share) earned in the second quarter of 2014. Second quarter net sales and financial services revenues were $5.08 billion, an 11 percent increase compared to $4.57 billion in the second quarter of 2014. For the first six months of 2015, PACCAR reported net income of $825.6 million ($2.32 per diluted share) compared to $593.1 million ($1.67 per diluted share) in 2014, an increase of 39 percent. Net sales and financial services revenues for the first six months of 2015 were $9.91 billion, 11 percent higher than the $8.95 billion last year.

“PACCAR is celebrating 110 years of success in 2015. We are pleased to achieve a record quarterly profit in this milestone year,” said Armstrong. “PACCAR has focused on investing for future growth in our core markets, while expanding our presence in emerging markets. Over the last seven years, PACCAR introduced new Kenworth, Peterbilt and DAF vehicles, began production of the fuel-efficient PACCAR MX engines in North America, opened the DAF Brasil truck factory, and increased the number of PACCAR Parts distribution centers. In addition, the company expanded PACCAR Financial Services internationally and introduced many industry-leading technologies and services for our dealers and customers. PACCAR is earning excellent returns on these investments.” Armstrong added, “PACCAR is well-positioned for future growth with investments in PACCAR powertrain components, geographic expansion, aftermarket parts and service capabilities, and truck technologies that increase fuel-efficiency, safety and reliability.”

Kenworth and Peterbilt launched new vehicle technologies that provide customers real-time diagnostic information to enhance their vehicles’ operating performance. Kenworth TruckTech+ and Peterbilt SmartLinq diagnostic systems are in production on new Kenworth and Peterbilt Class 8 trucks specified with the PACCAR MX-13 engine. DAF plans to launch its connected truck technology in the fourth quarter of this year.

Peterbilt SmartLinq and Kenworth TruckTech+ Connected Truck Systems

Regular Quarterly Dividend Increased

PACCAR’s Board of Directors approved a 9 percent increase to the regular quarterly dividend to twenty-four cents ($.24) per share from twenty-two cents ($.22) at its July 7, 2015 board meeting. PACCAR’s regular quarterly dividend has increased more than 165 percent in the last six years. PACCAR has earned a net profit for 76 consecutive years and has paid a dividend every year since 1941.

Financial Highlights – Second Quarter 2015

Highlights of PACCAR’s financial results for the second quarter of 2015 include:

•	Consolidated net sales and revenues of $5.08 billion.

•	Record net income of $447.2 million, an 8.8% after-tax return on revenues.

•	Truck, Parts and Other gross margins of 15.1%.

•	Record PACCAR Parts pre-tax income of $145.7 million.

•	Financial Services pre-tax income of $90.8 million.

•	Manufacturing cash and marketable securities of $3.28 billion.

•	Cash generated from operations of $710.9 million.

Financial Highlights – First Half 2015

Highlights of PACCAR’s financial results for the first six months of 2015 include:

•	Consolidated net sales and revenues of $9.91 billion.

•	Net income of $825.6 million.

•	Record PACCAR Parts pre-tax income of $284.6 million.

•	Record Financial Services pre-tax income of $179.8 million.

•	Cash generated from operations of $1.19 billion.

•	Medium-term note (MTN) issuances of $1.3 billion.

•	Bank credit facilities of $3.0 billion renewed.

•	Record stockholders’ equity of $7.2 billion.

Global Truck Markets

Industry sales in the above 16-tonne truck market in Europe this year are estimated to be in the range of 240,000-260,000 vehicles compared to 227,000 units last year, continuing the strong rebound which reflects improved economic growth and increased freight activity. “DAF’s above 16-tonne truck orders in the second quarter increased 60% compared to the same period last year due to growing customer demand for DAF’s industry-leading XF and CF models. DAF has increased its build rate to meet this increased demand,” said Harrie Schippers, DAF president. “DAF is the above 16-tonne market share leader in the United Kingdom, the Netherlands and Poland. Customers recognize DAF’s product quality leadership, low operating costs and excellent resale value.”

Class 8 industry retail sales for the U.S. and Canada in 2015 are expected to increase to a range of 270,000-290,000 vehicles compared to 250,000 units last year. “Our customers are benefiting from strong freight tonnage, good freight rates and the excellent operating efficiency of Kenworth and Peterbilt trucks,” said Dan Sobic, PACCAR executive vice president. “Industry truck demand is being driven by economic growth and expansion of fleet capacity.”

PACCAR Parts Achieves Record Quarterly Profit

PACCAR Parts generated record quarterly pre-tax profit of $145.7 million in the second quarter of 2015, a 15 percent increase compared to $126.7 million achieved in the second quarter of 2014. Second quarter 2015 revenues were $776.5 million, compared to the $778.0 million achieved in the second quarter of 2014. Pre-tax profit increased 19 percent to $284.6 million in the first six months of 2015, compared to $238.8 million in the first six months of 2014. PACCAR Parts first half revenues were up 2 percent to $1.53 billion, compared to $1.50 billion for the same period last year. Pre-tax profit benefited from strong North American and European markets and a favorable mix of proprietary and PACCAR-branded parts. Parts revenues and profit growth were dampened by the effects of foreign currency exchange rates.

“Economic growth and the related increased demand for truck transportation in North America and Europe are contributing to excellent parts and service business. PACCAR’s 17 parts distribution centers support over 2,000 DAF, Kenworth and Peterbilt dealer locations, which deliver industry-leading customer service,” said David Danforth, PACCAR Parts general manager and PACCAR vice president. “PACCAR’s new 176,000 square-foot distribution center in Renton, Washington is under construction and is expected to open in mid-2016.”

New Renton, Washington PACCAR Parts Distribution Center (Architectural Drawing)

PACCAR Leasing Celebrates 35 Years and Begins Operations in Australia

PACCAR Leasing (PacLease) is celebrating its 35th anniversary this year. In 1980, PACCAR created PacLease to provide customized, full-service leasing solutions with premium-quality Kenworth and Peterbilt trucks. Today, PacLease has a fleet of 38,000 Kenworth, Peterbilt and DAF trucks, and operates in over 560 locations throughout North America, Europe and most recently, Australia. “PacLease provides innovative services and solutions to help customers meet their business objectives,” said Neil Vonnahme, president of PacLease. “These technology solutions, combined with outstanding customer service, have established PacLease as a leader in the truck leasing industry.”

PacLease recently launched its full-service truck leasing business in Australia with its premium-quality DAF and Kenworth trucks. Truck leasing is gaining popularity in Australia as vehicle complexity increases and customers recognize the value of fleet management services. PACCAR Australia is leveraging its world-class Kenworth and DAF dealer network to serve the growing truck leasing market. PACCAR Australia opened its Bayswater factory near Melbourne in 1971. Today, Kenworth and DAF are leaders in the Australian over 16-tonne truck segment, continuing the tradition of industry-leading quality and performance in one of the world’s toughest operating environments.

PacLease Australia’s First Customer Takes Delivery of DAF LF Truck

Financial Services Companies Achieve Excellent Results

PACCAR Financial Services (PFS) has a portfolio of 171,000 trucks and trailers, with total assets of $12.30 billion. Second quarter PFS pre-tax income in 2015 was $90.8 million compared to $91.7 million earned in the second quarter of 2014. Second quarter 2015 revenues were $293.8 million compared to $302.6 million in the same quarter of 2014. For the six-month period, Financial Services pre-tax income was a six-month record of $179.8 million compared to $177.2 million last year. First-half revenues were $578.5 million compared with $596.3 million for the same period a year ago. “During the first half of 2015, PFS profit increased due to growth in portfolio balances, partially offset by the effects of currency exchange rates,” said Bob Bengston, PACCAR senior vice president. “Dealers and customers appreciate PFS leading-edge technology solutions, excellent customer service and dedicated support of the transportation industry in all phases of the business cycle.”

“PACCAR’s excellent balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 22 countries on four continents,” said Gerrit Jan Bas, PACCAR Financial Europe managing director. “We have excellent access to the commercial paper and medium-term note markets, allowing PFS to profitably support the sale of PACCAR trucks.”

Capital Investments Increase Factory Efficiency

PACCAR’s excellent long-term profits, strong balance sheet, and intense focus on quality, technology and productivity have enabled the company to invest $5.9 billion in capital projects, innovative products and new technologies during the past decade. “Capital investments of $325-$375 million and R&D expenses of $225-$250 million are targeted in 2015 for enhanced powertrain development and investments in PACCAR assembly facilities,” commented George West, PACCAR vice president.

Kenworth, Peterbilt and DAF are enhancing their world-class production facilities this year to increase logistical efficiency. Kenworth’s Chillicothe factory has begun construction of a new automated storage system for painted cabs, hoods, and sleepers. Peterbilt’s Denton factory is expanding its shipping and receiving areas and is also constructing an automated storage system for painted components. DAF plans to begin construction of a new environmentally friendly cab paint facility this year at its cab factory in Westerlo, Belgium. This paint facility will increase DAF’s production capacity and utilize the latest robotic technology to enhance operating efficiency.

DAF Westerlo, Belgium Cab Paint Facility (Architectural Drawing)

European Commission Update

DAF is cooperating with the European Commission and is preparing its response to the Statement of Objections issued in November 2014. The Statement expressed the Commission’s preliminary view that all major European medium- and heavy-duty truck manufacturers had participated in anticompetitive practices in the European Union. The Commission indicated that it will seek to impose significant fines on the manufacturers. The Commission will review the manufacturers’ responses before issuing a decision. Any decision would be subject to appeal. The company is unable to estimate the potential fine at this time.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced diesel engines, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss second quarter earnings on July 28, 2015, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q2 Earnings Webcast” at PACCAR’s homepage. The Webcast will be available on a recorded basis through August 4, 2015. PACCAR shares are listed on NASDAQ Global Select Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

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PACCAR Inc

SUMMARY INCOME STATEMENTS

(in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2015	2014	2015	2014
Truck, Parts and Other:
Net sales and revenues	$4,786.1	$4,267.0	$9,334.1	$8,353.2
Cost of sales and revenues	4,061.2	3,719.4	7,971.4	7,314.9
Research and development	59.3	49.9	115.5	102.6
Selling, general and administrative	108.2	114.8	217.7	236.2
Interest and other expense (income), net	1.3	(.9)	5.8	.5

Truck, Parts and Other Income Before Income Taxes	556.1	383.8	1,023.7	699.0

Financial Services:
Revenues	293.8	302.6	578.5	596.3
Interest and other	175.5	182.1	345.0	363.0
Selling, general and administrative	23.9	24.8	47.4	48.4
Provision for losses on receivables	3.6	4.0	6.3	7.7

Financial Services Income Before Income Taxes	90.8	91.7	179.8	177.2
Investment income	5.3	5.5	10.4	11.3

Total Income Before Income Taxes	652.2	481.0	1,213.9	887.5
Income taxes	205.0	161.8	388.3	294.4

Net Income	$447.2	$319.2	$825.6	$593.1

Net Income Per Share:
Basic	$1.26	$.90	$2.32	$1.67

Diluted	$1.26	$.90	$2.32	$1.67

Weighted Average Shares Outstanding:
Basic	355.3	355.1	355.2	355.0

Diluted	356.3	356.3	356.2	356.2

Dividends declared per share	$.22	$.22	$.44	$.42

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	June 30	December 31
	2015	2014
ASSETS
Truck, Parts and Other:
Cash and marketable debt securities	$3,275.0	$2,937.1
Trade and other receivables, net	1,228.1	1,047.1
Inventories, net	888.2	925.7
Property, plant and equipment, net	2,162.4	2,313.3
Equipment on operating leases and other, net	1,562.2	1,478.3
Financial Services Assets	12,299.4	11,917.3

	$21,415.3	$20,618.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$4,318.8	$4,341.3
Financial Services Liabilities	9,877.9	9,524.3
STOCKHOLDERS’ EQUITY	7,218.6	6,753.2

	$21,415.3	$20,618.8

Common Shares Outstanding	354.9	355.2

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Six Months Ended June 30	2015	2014
OPERATING ACTIVITIES:
Net income	$825.6	$593.1
Depreciation and amortization:
Property, plant and equipment	146.2	133.0
Equipment on operating leases and other	302.2	314.5
Net change in trade receivables, inventory and payables	266.8	(236.1)
Net (increase) decrease in wholesale receivables on new trucks	(353.4)	64.8
All other operating activities, net	(.3)	(28.5)

Net Cash Provided by Operating Activities	1,187.1	840.8

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(99.4)	(158.0)
Acquisitions of equipment for operating leases	(733.3)	(533.9)
Net increase in financial services receivables	(128.7)	(79.3)
Net increase in marketable securities	(194.4)	(69.8)
Proceeds from asset disposals	241.1	187.8

Net Cash Used in Investing Activities	(914.7)	(653.2)

FINANCING ACTIVITIES:
Payments of cash dividends	(510.5)	(467.8)
Proceeds from stock compensation transactions	12.7	13.3
Net increase (decrease) in debt	503.1	(111.2)

Net Cash Provided by (Used in) Financing Activities	5.3	(565.7)
Effect of exchange rate changes on cash	(52.2)	8.3

Net Increase (Decrease) in Cash and Cash Equivalents	225.5	(369.8)
Cash and cash equivalents at beginning of period	1,737.6	1,750.1

Cash and cash equivalents at end of period	$1,963.1	$1,380.3

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2015	2014	2015	2014
Sales and Revenues:
Truck	$3,983.4	$3,455.0	$7,752.5	$6,784.2
Parts	776.5	778.0	1,529.2	1,504.6
Financial Services	293.8	302.6	578.5	596.3
Other	26.2	34.0	52.4	64.4

	$5,079.9	$4,569.6	$9,912.6	$8,949.5

Pretax Profit:
Truck	$420.1	$259.6	$759.2	$471.9
Parts	145.7	126.7	284.6	238.8
Financial Services	90.8	91.7	179.8	177.2
Investment Income and Other	(4.4)	3.0	(9.7)	(.4)

	$652.2	$481.0	$1,213.9	$887.5

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2015	2014	2015	2014
United States and Canada	$3,517.1	$2,781.6	$6,816.5	$5,348.5
Europe	1,063.7	1,156.9	2,096.7	2,416.5
Other	499.1	631.1	999.4	1,184.5

	$5,079.9	$4,569.6	$9,912.6	$8,949.5

NEW TRUCK DELIVERIES

	Three Months Ended		Six Months Ended
	June 30		June 30
	2015	2014	2015	2014
United States and Canada	26,800	20,500	51,200	39,100
Europe	11,200	8,900	21,300	18,200
Other	3,600	4,300	7,400	8,200

	41,600	33,700	79,900	65,500